Exhibit 99.1

SCHWEITZER-MAUDUIT INTERNATIONAL, INC. ANNOUNCES

PROPOSED PRIVATE OFFERING OF $350 MILLION OF SENIOR NOTES AND

REFINANCING OF ITS EXISTING SENIOR SECURED CREDIT FACILITIES

Alpharetta, GA (September 10, 2018) – Schweitzer-Mauduit International, Inc. (“SWM” or the “Company”) (NYSE: SWM) today announced that it has commenced a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), subject to market and other conditions, of $350,000,000 in aggregate principal amount of senior notes due 2026 (the “Notes”). The Notes will be senior unsecured obligations of the Company.

In connection with the offering of the Notes, the Company also has announced that it intends to refinance and replace its existing senior secured credit facilities with a new $700 million credit agreement, which is expected to consist of a five-year $500 million revolving line of credit and a seven-year $200 million bank term loan facility. The Company expects to use the proceeds from the offering of the Notes and borrowings under the new credit agreement to refinance all amounts outstanding under its existing senior secured credit facilities and to pay related fees and expenses.

The Notes and the related guarantees will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act and outside the United States, to non-U.S. persons in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of the notes in any jurisdiction in which such offer, solicitation or sales would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About SWM

SWM is a leading global provider of highly engineered papers, films, nets, and non-wovens for a variety of applications and industries. As experts in manufacturing materials made from fibers, resins, and polymers, we provide our customers critical components that enhance the performance of their end products. The Advanced Materials & Structures segment focuses on resin-based rolled goods for the filtration, transportation, infrastructure & construction, medical, and industrial end-markets. This segment was established in 2013 as part of a strategic transformation intended to diversify SWM’s historical concentration in the tobacco industry and reposition the Company for long-term growth. The Company currently generates approximately half of its total sales outside the tobacco industry. The Engineered Papers segment remains primarily focused on supplying major cigarette manufacturers with a variety of specialty papers. SWM and its subsidiaries conduct business in over 90 countries and employ approximately 3,700 people worldwide.

Forward-Looking Statements

This release contains forward-looking statements, including statements about the Notes offering and the intended use of the net proceeds thereof. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

These forward-looking statements are made to provide the public with management’s current expectations with regard to the Notes offering, the new credit agreement and the intended use of the net proceeds thereof. Although the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors may include, without limitation, the Company’s ability to consummate the offering of the Notes and other risks and uncertainties discussed and described in (i) the Company’s 2017 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2018, including the risks described in Part 1, Item 1A, “Risk Factors” thereof, and (ii) the other reports filed with the SEC, including the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2018. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

For further information, please contact:

Andrew Wamser

Chief Financial Officer

Phone        (770) 569-4271

Mark Chekanow

Director of Investor Relations

Phone:        (770) 569-4229